Exhibit 99.1

BridgeBio Pharma Reports Third Quarter 2023 Financial Results and Business Update

- Presented detailed positive results from the ATTRibute-CM Phase 3 study of acoramidis at the European Society of Cardiology (ESC) Congress, demonstrating that patients survived more and were hospitalized less than has been seen in other interventional studies of transthyretin amyloid cardiomyopathy (ATTR-CM) to the Company’s knowledge, including real-world evidence presented at recent cardiology medical meetings

- The ATTRibute-CM data presented at ESC also demonstrated proportions of improvement in the treated population on 6-minute walk distance and NT-proBNP greater than observed in prior controlled studies of ATTR-CM to the Company’s knowledge; these results support a differentiated profile for acoramidis in the contemporary care of ATTR-CM

- A New Drug Application (NDA) for acoramidis is expected to be filed with the U.S. Food and Drug Administration (FDA) by the end of 2023; if approved, this would make acoramidis the next treatment option available to patients with ATTR-CM

- Held positive regulatory meetings with the FDA and the European Medicines Agency (EMA) on the path for infigratinib in children with achondroplasia; reached alignment on a single pivotal one-year, randomized, placebo-controlled Phase 3 clinical trial, clearing the path for the expected initiation of the trial by the end of 2023

- Shared data from Phase 2 trial of BBP-418 in patients with limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9) at the Annual Congress of World Muscle Society, which showed that early changes in glycosylated alpha-dystroglycan (αDG) levels predicted subsequent ambulatory improvements, supporting the validity of glycosylated αDG as a potential surrogate endpoint for Accelerated Approval in FORTIFY, the ongoing Phase 3 study of BBP-418 in LGMD2I/R9

- Published Phase 2b trial data of encaleret in patients with autosomal dominant hypocalcemia type 1 (ADH1) in the New England Journal of Medicine; results demonstrated rapid and sustained restoration of physiologic mineral homeostasis in all 13 participants with ADH1; registrational Phase 3 trial CALIBRATE is ongoing with announcement of topline results expected in 2024

- Phase 1/2 trial of BBP-631 for treatment of congenital adrenal hyperplasia (CAH) is ongoing with the dose-escalation portion fully enrolled; Company expects to share data from the study in early 2024

- Three lead KRAS programs are advancing; first-in-class direct KRASG12C (ON) inhibitor BBO-8520, whose novel direct KRAS (ON) targeting mechanism was observed to be potentially superior to KRAS (OFF) as presented at the recent Triple Meeting, remains on track for an Investigational New Drug (IND) application in 2023; PI3Kα:RAS breaker candidate BBO-10203 and pan-KRAS program remain on track for IND and DC nomination, respectively, in 2024

- Signed a multi-year partnership with National Resilience, Inc. (Resilience) to advance BBP-631, BBP-812 and future gene therapy treatments; the deal is intended to reduce manufacturing costs, which have historically been approximately 50%-60% of the Gene Therapy budget, and is expected to help the Company expedite development of gene therapies going forward

- Raised gross proceeds of approximately $316 million via at-the-market (ATM) facility and a private placement equity financing (PIPE) from a syndicate of the largest investment management firms as detailed in the forthcoming S-3 filing

- Ended the third quarter with $522 million in cash, cash equivalents, and short-term restricted cash, and $38 million of investments in equity securities

Palo Alto, CA – November 2, 2023 – BridgeBio Pharma, Inc. (Nasdaq: BBIO) (BridgeBio or the Company), a commercial-stage biopharmaceutical company focused on genetic diseases and cancers, today reported its financial results for the third quarter ended September 30, 2023, and provided an update on the Company’s operations.

“We continue to be extremely grateful to the patient and physician communities with whom we collaborate; their partnership has helped us to realize tremendous advancement recently across the programs that make up our portfolio,” said Neil Kumar, Ph.D., founder and CEO of BridgeBio. “We are excited about the progress from our late-stage pipeline, and have begun to highlight areas of differentiation for the upcoming, potentially blockbuster launch of our ATTR-CM asset. In particular, recent real-world evidence on ATTR-CM therapies presented at the HFSA scientific sessions suggests that the survival levels observed on acoramidis treatment in our Phase 3 study are indeed differentiated even in the context of the contemporary care setting as compared to other agents in the field. This continues to reinforce our hypothesis that better stabilization leads to better outcomes for patients with ATTR-CM.”

BridgeBio’s key programs:

•
Acoramidis (AG10) – Transthyretin (TTR) stabilizer for transthyretin amyloid cardiomyopathy (ATTR-CM):
o
In August 2023, the Company presented detailed positive results from its Phase 3 ATTRibute-CM study of acoramidis for patients with ATTR-CM; a highly statistically significant result was observed on the primary endpoint with a Win Ratio of 1.8 (p<0.0001). This primary endpoint result consistently favored acoramidis treatment across key subgroups, including National Amyloidosis Center (NAC) ATTR stage I, II, and III patients.
o
Absolute values observed across all-cause mortality (ACM), cardiovascular mortality (CVM) and CVH showed that over 30 months, patients survived more and were hospitalized less than has been seen in prior interventional studies of ATTR-CM to the Company’s knowledge, including real-world evidence presented at recent cardiology medical meetings.
o
The 81% survival rate on acoramidis approaches the survival rate in the age-matched U.S. database (~85%); the 0.29 mean annual CVH rate on acoramidis approaches the annual hospitalization rate observed in the broader U.S. Medicare population (~0.26).
o
Assessment of measures of disease progression in the trial suggest that on acoramidis, 45% of subjects experienced an improvement from baseline in N-terminal prohormone of brain natriuretic peptide (NT-proBNP) versus 9% on placebo, and 40% of subjects experienced an improvement from baseline on 6-minute walk distance (6MWD) versus 24% on placebo. To the Company’s knowledge, the proportions of treated patients improving on these measures over 30 months are higher than have been observed in prior controlled studies in ATTR-CM.

o
We believe these points of differentiation observed in the ATTRibute-CM results are made possible by acoramidis achieving near-complete stabilization of transthyretin (TTR) in both wild-type and variant ATTR patients; serum TTR was promptly and consistently elevated throughout the study.
o
In an exploratory post-hoc analysis of the relationship between on-treatment serum TTR levels and on-treatment measures of CVH, NT-proBNP, and Kansas City Cardiomyopathy Questionnaire (KCCQ), there was an association between the mean on-treatment TTR level and each of these three variables, consistent with the premise that higher degrees of stabilization lead to better outcomes for patients.
o
Acoramidis was well-tolerated with no safety signals of potential clinical concern identified.
o
The Company intends to file an NDA for acoramidis with the FDA by the end of 2023 and marketing authorization applications with additional regulatory authorities globally in 2024.
o
Additional detailed results of ATTRibute-CM are planned for presentation at the American Heart Association Scientific Sessions and the American College of Cardiology Scientific Sessions.
•
Low-dose infigratinib – FGFR1-3 inhibitor for achondroplasia and hypochondroplasia:
o
In September 2023, the Company completed positive regulatory meetings with the FDA and the EMA. Alignment from the FDA and EMA was reached on the adequacy of a one-year, 2:1 randomized, placebo-controlled Phase 3 pivotal trial for infigratinib to support a marketing application for the treatment of children with achondroplasia.
o
Based on the positive results to date, the Company has been enrolling children in the run-in for PROPEL3, the Phase 3 registrational study, and expects to initiate PROPEL3 by the end of 2023.
o
If approved, the Company believes that infigratinib has the potential to capture a significant share of the market based on blinded market research.
o
The Company is committed to exploring the potential of infigratinib on the wider medical and functional impacts of achondroplasia, hypochondroplasia and other skeletal dysplasias, which hold significant unmet needs for families.
•
BBP-418 – Glycosylation substrate for limb-girdle muscular dystrophy type 2I/R9 (LGMD2I/R9):
o
In October 2023, the Company shared new long-term data from its Phase 2 trial in patients with LGMD2I/R9 at the Annual Congress of World Muscle Society. The new long-term data remains consistent with earlier data from the Phase 2 study showing a well-tolerated safety profile and encouraging preliminary efficacy. Additionally, early changes in glycosylated αDG levels at 3 months predicted ambulatory improvements at 9 months, providing support for the possible use of glycosylated αDG levels as a surrogate endpoint in the ongoing Phase 3 study for Accelerated Approval by the FDA.
o
FORTIFY, the global Phase 3 registrational trial of BBP-418, continues to enroll in the U.S. with clinical trial sites planned for Europe and Australia. The Company believes there is potential to pursue Accelerated Approval for BBP-418 based on recent interactions with the FDA on the use of glycosylated αDG levels as a surrogate endpoint.
o
The Company believes BBP-418 has the potential to address a population of 7,000 patients in the U.S. and Europe.

o
There are currently no disease-modifying treatments available for LGMD2I/R9.
•
Encaleret – Calcium-sensing receptor (CaSR) inhibitor for autosomal dominant hypocalcemia type 1 (ADH1):
o
In September 2023, the Company announced proof-of-concept Phase 2b data evaluating the effects of encaleret on mineral homeostasis in patients with ADH1 were published in the New England Journal of Medicine in partnership with the NIH. The results highlighted that encaleret restored physiologic mineral homeostasis in 13 participants with ADH1, specifically correcting hypocalcemia and reducing hypercalciuria.
o
Population genetics analyses estimate approximately 25,000 carriers of gain-of-function variants of the CaSR, the underlying cause of ADH1, in the U.S. and European Union.
o
The Company has received approval to begin enrollment for CALIBRATE, its Phase 3 clinical trial of encaleret, in European Union and Japan, and anticipates sharing topline data from CALIBRATE in 2024.
o
If approved, encaleret could be the first therapy specifically indicated for the treatment of ADH1.
•
BBP-631 – AAV5 gene therapy candidate for congenital adrenal hyperplasia (CAH):
o
The Phase 1/2 gene therapy trial of BBP-631 for CAH continues to progress, with the dose-escalation portion of the study (N=6) fully enrolled; the Company plans to share data from the program in early 2024.
o
CAH is one of the most prevalent genetic diseases potentially addressable with adeno-associated virus (AAV) gene therapy, with more than 75,000 cases estimated in the U.S. and European Union.
•
RAS cancer portfolio:
o
BBO-8520, an investigational, next-generation small molecule direct KRASG12C(ON) inhibitor candidate that is designed to directly bind and inhibit KRASG12C in both its ON (GTP-bound) and OFF (GDP-bound) conformations, remains on track to file an IND in 2023.
o
The novel, direct KRAS (ON) targeting mechanism of BBO-8520 was observed to be potentially superior to KRAS (OFF) by data presented at the recent Triple Meeting, suggesting scope for a potent, next-generation agent to have an effect.
o
The Company’s PI3Kα:RAS breaker candidate BBO-10203 and pan-KRAS program remain on track for an IND and a development candidate selection, respectively, in 2024.

Recent Corporate Updates:

•
Multi-year partnership with Resilience to advance BBP-631, BBP-812 and future gene therapy treatments: The Company and Resilience signed an agreement to transfer the manufacturing process for the Company’s lead AAV-based gene therapy candidates, BBP-631 and BBP-812, to Resilience’s network of gene therapy manufacturing sites. Resilience will also be the primary manufacturer for future clinical projects across the Company’s gene therapy portfolio. The deal is intended to reduce manufacturing costs, which have historically accounted for approximately 50%-60% of the Company’s gene therapy budget.
•
$316 million gross proceeds raised between ATM and PIPE financing: The PIPE financing (as detailed in the forthcoming S-3 filing) included significant participation from four of the largest investment management firms in the U.S., as well as a number of large institutional investors and existing investors.

Third Quarter 2023 Financial Results:

Cash, Cash Equivalents, Marketable Securities and Short-Term Restricted Cash

Cash, cash equivalents and short-term restricted cash, totaled $521.9 million as of September 30, 2023, compared to cash, cash equivalents, marketable securities and short-term restricted cash of $466.2 million as of December 31, 2022. The net increase of $55.7 million in cash, cash equivalents, marketable securities and short-term restricted cash was primarily attributable to net proceeds received of $450.3 million from various equity financing offerings, and $5.2 million from stock option exercises, primarily offset by net cash used in operating activities of $402.9 million during the nine months ended September 30, 2023.

Revenue

Revenue for the three and nine months ended September 30, 2023 was $4.1 million and $7.6 million, respectively, as compared to $0.3 million and $75.8 million for the same periods in the prior year, respectively. The net decrease of $68.2 million for the nine months ended September 30, 2023, compared to the same period in the prior year, was primarily attributable to the timing of revenue recognized from the Navire-BMS License Agreement which was entered into in May 2022.

Operating Costs and Expenses

Operating costs and expenses for the three and nine months ended September 30, 2023 were $161.8 million and $437.5 million, respectively, compared to $129.5 million and $458.7 million, for the same periods in the prior year, respectively.

The overall increase of $32.3 million in operating costs and expenses for the three months ended September 30, 2023, compared to the same period in the prior year, was primarily due to an increase of $32.6 million in research and development and other expenses (R&D) to advance the Company's pipeline of development programs, an increase of $4.6 million in selling, general and administrative (SG&A) expenses to support commercialization readiness efforts, offset by a decrease of $4.7 million in restructuring, impairment and related charges.

The overall decrease of $21.2 million in operating costs and expenses for the nine months ended September 30, 2023, compared to the same period in the prior year, was primarily due to a decrease of $28.9 million in restructuring, impairment and related charges given that the majority of the restructuring initiatives occurred in the prior year, a decrease of $8.3 million in SG&A expenses as a result of restructuring initiatives, offset by an increase of $16.0 million in R&D expenses to advance the Company's pipeline of development programs.

Restructuring, impairment and related charges for the three and nine months ended September 30, 2023, amounted to $0.3 million and $7.2 million, respectively. These charges primarily consisted of winding down, exit costs, and severance and employee-related costs. Restructuring, impairment and related charges for the same periods in the prior year were $5.0 million and $36.1 million, respectively. These charges primarily consisted of impairments and write-offs of long-lived assets, severance and employee-related costs, and exit and other related costs. The Company expects that the remaining restructuring, impairment and related charges will be immaterial through the end of 2023.

Stock-based compensation expenses included in operating costs and expenses for the three months ended September 30, 2023 were $27.2 million, of which $14.1 million is included in R&D expenses, and $13.1 million is included in SG&A expenses. Stock-based compensation expenses included in operating costs and expenses for the three months ended September 30, 2022 were $18.7 million, of which $6.2 million is included in R&D expenses, and $12.5 million is included in SG&A expenses.

Stock-based compensation expenses included in operating costs and expenses for the nine months ended September 30, 2023 were $77.9 million, of which $39.2 million is included in R&D expenses, and $38.7 million is included in SG&A expenses. Stock-based compensation expenses included in operating costs and expenses for the nine months ended September 30, 2022 were $71.2 million, of which $29.0 million is included in R&D expenses, $41.0 million is included in SG&A expenses, and $1.2 million is included in restructuring, impairment and related charges.

“We were pleased to partner with leading institutional investors on our PIPE financing last quarter,” said Brian Stephenson, Ph.D., CFA, Chief Financial Officer of BridgeBio. “We continue to take advantage of our optionality in exploring less-dilutive forms of financing and anticipate that these, in conjunction with the PIPE financing, could capitalize us to profitability.”

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Revenue	$4,091	$338	$7,558	$75,778
Operating costs and expenses:
Research, development and other expenses	125,734	93,250	327,333	311,347
Selling, general and administrative	35,777	31,188	103,007	111,327
Restructuring, impairment and related charges	272	5,016	7,172	36,074
Total operating costs and expenses	161,783	129,454	437,512	458,748
Loss from operations	(157,692)	(129,116)	(429,954)	(382,970)
Other income (expense), net:
Interest income	3,793	2,417	12,460	3,450
Interest expense	(20,306)	(19,825)	(61,021)	(60,448)
Gain from sale of priority review voucher, net	—	—	—	107,946
Other income (expense), net	(5,283)	6,331	(4,408)	(12,060)
Total other income (expense), net	(21,796)	(11,077)	(52,969)	38,888
Net loss	(179,488)	(140,193)	(482,923)	(344,082)
Net loss attributable to redeemable convertible noncontrolling interests and noncontrolling interests	2,489	2,854	7,869	490
Net loss attributable to common stockholders of BridgeBio	$(176,999)	$(137,339)	$(475,054)	$(343,592)
Net loss per share, basic and diluted	$(1.08)	$(0.93)	$(2.99)	$(2.34)
Weighted-average shares used in computing net loss per share, basic and diluted	163,308,632	147,937,817	158,891,152	146,842,453

	Three Months Ended September 30,		Nine Months Ended September 30,
Stock-based Compensation	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Research, development and others	$14,144	$6,137	$39,152	$29,046
Selling, general and administrative	13,086	12,521	38,731	41,026
Restructuring, impairment and related charges	—	—	—	1,172
Total stock-based compensation	$27,230	$18,658	$77,883	$71,244

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2023	2022
Assets	(Unaudited)	(1)
Cash and cash equivalents and marketable securities	$505,213	$428,269
Investment in equity securities	38,052	43,653
Receivable from licensing and collaboration agreements	5,170	17,079
Short-term restricted cash	16,652	37,930
Prepaid expenses and other current assets	22,583	21,922
Property and equipment, net	12,413	14,569
Operating lease right-of-use assets	9,332	10,678
Intangible assets, net	26,917	28,712
Other assets	18,676	20,224
Total assets	$655,008	$623,036
Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders’ Deficit
Accounts payable	$4,472	$11,558
Accrued and other liabilities	97,456	106,195
Operating lease liabilities	13,949	15,949
2029 Notes	736,422	734,988
2027 Notes	542,938	541,634
Term loan	441,721	430,993
Other long-term liabilities	11,785	26,643
Redeemable convertible noncontrolling interests	1,403	(1,589)
Total BridgeBio stockholders' deficit	(1,207,543)	(1,254,617)
Noncontrolling interests	12,405	11,282
Total liabilities, redeemable convertible noncontrolling interests and stockholders’ deficit	$655,008	$623,036

(1)	The condensed consolidated financial statements as of and for the year ended December 31, 2022 are derived from the audited consolidated financial statements as of that date.

BRIDGEBIO PHARMA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Operating activities:
Net loss	$(482,923)	$(344,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	71,685	69,770
Depreciation and amortization	4,909	5,111
Noncash lease expense	3,024	4,017
Accrual of payment-in-kind interest on term loan	6,742	—
Loss on deconsolidation of PellePharm	1,241	—
Loss from investment in equity securities, net	2,951	12,969
Fair value of shares issued under a license agreement	—	4,567
Accretion of debt	6,724	6,469
Fair value adjustment of warrants	52	1,446
Loss on sale of certain assets	—	6,261
Impairment of long-lived assets	—	12,720
Gain from sale of priority review voucher, excluding transaction costs	—	(110,000)
Gain from recognition of receivable from licensing and collaboration agreement	—	(12,500)
Other noncash adjustments	(384)	670
Changes in operating assets and liabilities:
Receivable from licensing and collaboration agreements	11,909	(832)
Prepaid expenses and other current assets	(980)	4,072
Other assets	1,443	10,095
Accounts payable	(3,404)	(1,725)
Accrued compensation and benefits	(4,156)	(9,122)
Accrued research and development liabilities	(10,544)	452
Operating lease liabilities	(3,671)	(4,819)
Deferred revenue	(4,464)	16,969
Accrued professional and other liabilities	(3,055)	1,241
Net cash used in operating activities	(402,901)	(326,251)
Investing activities:
Purchases of marketable securities	(29,726)	(134,635)
Maturities of marketable securities	82,550	452,819
Purchases of investment in equity securities	(78,314)	(26,312)
Sales of investment in equity securities	80,963	28,830
Decrease in cash and cash equivalents resulting from deconsolidation of PellePharm	(503)	—
Payment for an intangible asset	—	(1,500)
Proceeds from sale of priority review voucher	—	110,000
Proceeds from sale of certain assets	—	10,000
Purchases of property and equipment	(871)	(4,020)
Net cash provided by investing activities	54,099	435,182
Financing activities:
Proceeds from issuance of common stock through Private Placement offering, net	241,250	—
Proceeds from issuance of common stock through Follow-on offering, net	144,049	—
Proceeds from issuance of common stock through ATM offering, net	64,965	—
Transactions with noncontrolling interests	1,500	—
Repayment of term loan	—	(20,486)
Proceeds from BridgeBio common stock issuances under ESPP	3,397	2,558
Repurchase of shares to satisfy tax withholding	(4,325)	(1,072)
Issuance costs associated with term loan	—	(1,120)
Proceeds from stock option exercises, net of repurchases	5,222	609
Net cash provided by (used in) financing activities	456,058	(19,511)
Net increase in cash, cash equivalents and restricted cash	107,256	89,420
Cash, cash equivalents and restricted cash at beginning of period	416,884	396,365
Cash, cash equivalents and restricted cash at end of period	$524,140	$485,785

	Nine Months Ended September 30,
	2023	2022
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$50,826	$47,575
Supplemental Disclosures of Noncash Investing and Financing Information:
Unpaid issuance cost on Private Placement offering	$455	$—
Payment-in-kind interest added to principal of term loan	$—	$8,503
Unpaid property and equipment	$192	$60
Transfers (to) from noncontrolling interests	$(8,313)	$1,153
Reconciliation of Cash, Cash Equivalents and Restricted Cash:
Cash and cash equivalents	$505,213	$483,235
Short-term restricted cash	16,652	—
Restricted cash — Included in “Prepaid expenses and other current assets”	—	140
Restricted cash — Included in “Other assets”	2,275	2,410
Total cash, cash equivalents and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$524,140	$485,785

About BridgeBio Pharma, Inc.

BridgeBio Pharma, Inc. (BridgeBio) is a commercial-stage biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases and cancers with clear genetic drivers. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn and Twitter.

BridgeBio Pharma, Inc. Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” “on track”, “remains” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including statements relating to the clinical and therapeutic, market potential of our programs and product candidates, including the statement in Dr. Kumar’s quote regarding our data, pipeline and potential product launches; the timing and success of our clinical development programs, including the progress of our ongoing and planned clinical trials of acoramidis for patients with ATTR-CM, our plans to file an NDA for acoramidis with the FDA by the end of 2023, and to file marketing authorization applications with additional regulatory authorities in 2024; the expected initiation of a Phase 3 clinical trial of infigratinib in children with achondroplasia by the end of 2023; the potential for glycosylated αDG to serve as a surrogate endpoint for Accelerated Approval in FORTIFY, the ongoing global phase 3 trial registrational clinical trial of BBP-418 for LGMD2i, the plans of engaging with regulatory authorities, and the potentially-addressable population of BBP-418 in the United States and Europe; the potential of infigratinib for achondroplasia to have a potential of best-in-class efficacy with well-tolerated safety profile and to capture a significant share of the market based on blinded market research, if approved; the Company’s finding that ADH1 may be the most common presentation of nonsurgical hypoparathyroidism, the timing and status of Phase 3 CALIBRATE registrational trial of encaleret for ADH1, the timing of announcement of topline data from CALIBRATE in 2024, the estimated population of carriers of gain-of-function variants of the CaSR, the underlying cause of ADH1, in the U.S. and European Union, and the success of encaleret (if approved), including its potential to be the first therapy specifically indicated for the treatment of ADH1; the continuation and progress of our ongoing Phase 1/2 trial of BBP-631 for CAH, with plans to share data from the program in early 2024; the continued development, the timing, progression and success of the RAS franchise, including an IND application planned for KRASG12C (ON) inhibitor BBO-8520 in 2023, the intention to file an IND for PI3Kα:RAS breaker candidate BBO-10203 in 2024 and the planned development candidate selection for the pan-KRAS program in 2024; the success and anticipated cost reductions of our gene therapy manufacturing partnership with Resilience; potential financing activities and potential capitalization to profitability, reflect our current views about our plans, intentions, expectations and strategies, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, initial and ongoing data from our preclinical studies and clinical trials not being indicative of final data, the potential size of the target patient populations our product candidates are designed to treat not being as large as anticipated, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for our product candidates, the FDA or such other regulatory agencies not agreeing with our regulatory approval strategies, components of our filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of our collaborations, the Company’s ability to obtain additional funding, including through less dilutive sources of capital than equity financings, potential volatility in our share price, uncertainty regarding any impacts due to global health emergencies such as COVID-19,including delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and rising interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2022 and our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Contact:
Vikram Bali
contact@bridgebio.com
(650)-789-8220